United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2011

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501
000-1125	Madison Gas and Electric Company (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mge.com	39-0444025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 12, 2011, we received notice that Elm Road Unit 2, a 615-megawatt coal-fired generating unit being constructed in Oak Creek, Wisconsin, has been placed into commercial operation. The notice indicated that the general contractor, Bechtel Power Corporation, has satisfied all conditions necessary for turnover of Unit 2 to the owners of that Unit, which include MGE Power Elm Road, LLC, a subsidiary of MGE Energy, Inc. Therefore, on January 12, 2011, the Unit was placed into commercial operation.

MGE Power Elm Road, LLC, owns an 8.33% interest in Elm Road Unit 2 and a second 615-megawatt coal-fired generating unit at that site that entered commercial operation on February 2, 2010. MGE Power Elm Road, LLC, has leased both Units to Madison Gas and Electric Company pursuant to separate facility lease agreements. See Note 6 of Notes to Consolidated Financial Statements under Part I, Item 1, of our quarterly report on Form 10-Q for the quarter ended September 30, 2010, for additional information regarding our interest in the Elm Road Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc. Madison Gas and Electric Company
(Registrants)

Date: January 12, 2011	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

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